EXHIBIT 5


                                 RICHARD S. LANE
                                 Attorney At Law
                              One Old Country Road
                                    Suite 120
                              Carle Place, NY 11514

                    Phone (516) 248-0858 - Fax (516) 877-7841
                            Toll Free (877) 850-0858


                                  May 21, 2001



Securities and Exchange Commission
450 Fifth Street N.W.
Washington D.C. 20549

Re:      LCS Golf, Inc.

To Whom It May Concern:

As counsel for the above Company and in connection with the filing on Form S-8 of the Registration Statement under Securities Act of 1933 for the sale of its securities, it is my opinion that the securities being registered thereunder will, when sold, be legally issued, fully paid and non-assessable.

The undersigned hereby consents to the filing of this opinion as an exhibit to said Registration Statement.

                                            Very truly yours,


                                            /S/ RICHARD S. LANE
                                            -------------------
RSL:mgv                                     Richard S. Lane